UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 6, 2018

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

480 Sixth Ave., #351, New York, NY 10011

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code:       (914) 550-9993

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 Other Events.

On July 6, 2018, the Board of Directors of Peerlogix, Inc. (“LOGX”), resolved to offer to the holders of warrants (the “Warrants”) of LOGX (the “Holders”), and approve the execution of, a warrant repricing and exercise agreement (the “Agreement”) with each of the consenting Holders, in a form substantially similar to the form attached hereto as Exhibit 99.1, whereby the exercise price of the Warrants shall be reduced from $0.10 to $0.06 per share of common stock of LOGX (the “Common Stock”). Furthermore, the Board of Directors resolved to offer to the Holders, as outlined in the Agreement, an additional Series B Warrant (the “Series B”) for every four (4) Warrants exercised pursuant to the Agreement. The Series B shall have an exercise price of $0.25 per share of the Common Stock.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Warrant Repricing and Exercise Agreement

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2018

Peerlogix, Inc. /s/ William Gorfein —————————————— By: William Gorfein Title: Director

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Form of Warrant Repricing and Exercise Agreement

4